CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-295206 on Form S-6 of our report dated June 25, 2026, relating to the financial statement of FT 12988, comprising Vest Nasdaq 100 Buffered 10 Portfolio, Series 34, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

June 25, 2026